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                                                                    Exhibit 99.1


[GLENBOROUGH REALTY TRUST INCORPORATED LETTERHEAD]
                                                           FOR IMMEDIATE RELEASE



CONTACT: Andrew Batinovich, President and CEO
         Phone:  650.343.9300      Fax:  650.343.7438
         www.glenborough.com - shareholderservices@glenborough.com


                   GLENBOROUGH REPORTS SECOND QUARTER RESULTS

SAN MATEO, CALIFORNIA, July 27, 2004 --- Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) reported the following results for the second quarter ended June 30, 2004:

     GAAP NET INCOME was $6.7 million, or $0.21 per diluted common share, as compared with $5.3 million or $0.19 per share for the second quarter of 2003. The second quarter of 2004 included a $12.4 million gain on sale, or $0.39 per diluted common share, as compared with an $11.2 million gain on sale, or $0.40 per diluted common share, for the second quarter of 2003.

     FUNDS FROM OPERATIONS (FFO) was $10.6 million, or $0.30 per diluted common share. Included in the second quarter of 2004 were charges of approximately $8.0 million, or $0.23 per diluted common share associated with the redemption of preferred stock. The charges were approximately $3.5 million for the non-cash write-off of original issuance costs, $2.4 million for the premium paid to redeem the preferred stock as well as $2.1 million for the final dividends paid to the redeemed preferred stockholders.

     In comparison, in the second quarter of 2003, FFO was $8.6 million, or $0.28 per diluted common share. Included in the second quarter of 2003 were charges of $9.3 million, or $0.30 per diluted common share for charges related to prepayment penalties and impairment of a non-real estate asset.

     ADJUSTED FUNDS FROM OPERATIONS (AFFO) was $5.4 million, or $0.16 per diluted common share. Included in the second quarter of 2004 were charges of approximately $8.0 million, or $0.23 per diluted common share associated with the redemption of preferred stock.


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GLENBOROUGH REALTY TRUST INCORPORATED
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     In comparison, in the second quarter of 2003, AFFO was $7.1 million, or
     $0.23 per diluted common share. Included in the second quarter of 2003 were charges of $5.4 million, or $0.18 per diluted common share for charges related to the disposition of real estate assets.

     As a part of a continuing effort to improve its balance sheet, the Company sold 3.9 million shares of common stock in March 2004. The offering improves both the Company's cash flow and capital structure while it increases the Company's fixed charge coverage ratio and decreases the Company's dividend payout ratio. Proceeds from the offering were used to redeem 3.1 million shares, or approximately 31%, of the outstanding shares of its 7 3/4% Series A Convertible Preferred Stock. Redemption of those shares occurred on April 30, 2004.

ACQUISITIONS AND DISPOSITIONS

During the quarter, the Company sold Cameron Run, a 6-story 143,700 square foot office building located in Alexandria, VA for $29.5 million ($205/square foot). The asset was 100% occupied at the time of sale. The property was leased to 6 tenants and the largest tenant - a government contractor - occupied 62% of the building. The Company recognized a gain on sale of $12.4 million. Also during the quarter, the Company acquired for $37.5 million ($264/square foot), via a 1031 exchange, 1100 17th Street - a 12-story 142,000 office property located in the heart of Washington, D.C.'s central business district. The property is a multi-tenant office building located at the corner of 17th and L Streets, within three blocks of the White House, Treasury Department and a prestigious mix of law firms, major corporations and trade associations. The building is 98% occupied by 21 tenants. The largest tenant represents 18% of the building. Details on 1100 17th Street can be viewed on the Company's website at www.glenborough.com.

Andrew Batinovich, President and CEO commented, "Continuing to upgrade the portfolio is one of our main goals. Our activity in Washington, D.C. this quarter is a perfect example of our approach to this aspect of our business. Given the single tenant concentration and the location of the Cameron Run property in its sub market, the property did not meet our core portfolio strategy. The 1100 17th Street property does. It has a high demand location, a diversified tenant base, in-place leases that are 8% to 10% under market and, in the future, should outperform the building we sold."


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GLENBOROUGH REALTY TRUST INCORPORATED
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FFO GUIDANCE
The Company expects FFO for the third and fourth quarters to be $0.49 to $0.51 per share each quarter. The Company's expectations do not include write-off of unamortized loan fees; dilution or accretion from asset sales or acquisitions; asset impairment charges; prepayment penalties; changes in generally accepted accounting principles; or changes in the definition of FFO.


PORTFOLIO PERFORMANCE
For the quarter, same store net operating income decreased by 4.1% as compared with the second quarter of 2003. Same store revenue was down 1.7% and expenses were up 2.5% as compared to the prior period. Same store occupancy was 87.1% at quarter end 2004 as compared with 87.5% one year ago. At quarter-end, overall occupancy was 88%, the same as one year ago. During the quarter, Glenborough experienced negative net absorption of approximately 121,000 square feet.

The Company's Quarterly Supplemental Information Report for the period ended June 30, 2004 provides further detail on property and sector operating performance. The report is available in the Shareholder Services section of the Company's website at www.glenborough.com.


BALANCE SHEET AND OPERATING RATIOS
At quarter-end, Glenborough had $794.4 million of debt with a 48% ratio of debt to gross book value. Glenborough's key operating ratios remain strong, with 3.7 times interest coverage and 2.4 times fixed charge coverage. Floating rate debt as a percentage of all debt was 33% as compared to 35% at year-end 2003.


DIVIDENDS
On June 15, 2004, the Board of Directors declared a dividend of $0.35 per share of common stock for the second quarter of 2004. This dividend was paid on July 15, 2004 to stockholders of record on July 1, 2004 and represented an annualized dividend of $1.40 per share. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company's 7.75% Series A Convertible Preferred Stock. This dividend was paid on July 15, 2004 to stockholders of record on June 25, 2004 and represented an annualized dividend of $1.9375 per share of Preferred Stock.


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GLENBOROUGH REALTY TRUST INCORPORATED
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CONFERENCE CALL
Glenborough will host a conference call to discuss these matters on Tuesday, July 27, 2004 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-474-8920 (confirmation code 655768) preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, July 30, 2004 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 655768.

Glenborough is a self-administered and self-managed REIT with a portfolio of 65 primarily office properties as of June 30, 2004. The portfolio encompasses approximately 11 million square feet, concentrated in Washington D.C., Southern California, Northern New Jersey, Boston, and Northern California.




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                             SUMMARY FINANCIAL DATA
                (unaudited; in thousands, except per share data)

                                                      QUARTER ENDED                YEAR TO DATE
                                                 -----------------------     -----------------------
                                                 JUN 30 04     JUN 30 03     JUN 30 04     JUN 30 03
                                                 ---------     ---------     ---------     ---------
Net income                                        $18,006       $10,205       $22,706       $20,859
Net income plus depreciation and amortization
                                                   33,805        24,291        53,562        49,240
Net income available to Common Stockholders
                                                    6,706         5,316         6,583        11,096
Funds from operations (FFO)                        10,599         8,594        26,136        24,604
Adjusted funds from operations (AFFO)               5,423         7,137        16,560        18,769

PER DILUTED COMMON SHARE
Net income plus depreciation and amortization     $  1.07       $  0.88       $  1.78       $  1.78
Net income available to Common Stockholders          0.21          0.19          0.22          0.40
Funds from operations (FFO)                          0.30          0.28          0.78          0.80
Adjusted funds from operations (AFFO)                0.16          0.23          0.50          0.61

Dividends declared per common share outstanding   $  0.35       $  0.43       $  0.70       $  0.86

PAYOUT RATIOS
Dividend payout ratio (FFO)                         116.7%        153.6%         89.7%        107.5%
Dividend payout ratio (AFFO)                        218.8%        187.0%        140.0%        141.0%

EXCLUDING ONE-TIME CHARGES
Funds from operations (FFO)                       $  0.53        $  0.58      $  1.02       $  1.17
Adjusted funds from operations (AFFO)                0.38           0.41         0.73          0.78

PAYOUT RATIOS
Dividend payout ratio (FFO)                          66.0%          74.1%        68.6%         73.5%
Dividend payout ratio (AFFO)                         92.1%         104.9%        95.9%        110.3%


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GLENBOROUGH REALTY TRUST INCORPORATED
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                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (unaudited; in thousands, except share and per share amounts)

                                                                  FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                                 ----------------------------    ----------------------------
                                                                  JUN 30 04       JUN 30 03       JUN 30 04       JUN 30 03
                                                                 ------------    ------------    ------------    ------------
REVENUE
Rental revenue                                                   $     48,781    $     43,203    $     95,386    $     83,926
Fees and reimbursements from affiliates                                 1,032             961           1,861           1,768
Interest and other income                                                 638           1,116           1,470           1,923
Equity in earnings of unconsolidated operating joint ventures             249             181             437             304
                                                                 ------------    ------------    ------------    ------------
                Total revenue                                          50,700          45,461          99,154          87,921

EXPENSES
Property operating expenses                                            16,290          13,524          33,182          27,767
General and administrative                                              4,010           3,754           6,181           7,539
Depreciation and amortization                                          15,489          12,541          30,238          24,334
Interest expense                                                        9,092           7,787          18,113          15,532
Loss on early extinguishment of debt                                     --              --                85            --
Provision for impairment of real estate assets                           --              --              --             2,272
Provision for impairment of non-real estate assets                       --             3,905            --             3,905
                                                                 ------------    ------------    ------------    ------------
                Total expenses                                         44,881          41,511          87,799          81,349
Income before minority interest, discontinued operations and
     cumulative effect of change in accounting principle                5,819           3,950          11,355           6,572
Minority interest                                                        (667)           (588)           (655)         (1,201)
                                                                 ------------    ------------    ------------    ------------
Income before discontinued operations and cumulative effect of
     change in accounting principle                                     5,152           3,362          10,700           5,371
Discontinued operations                                                12,854           6,843          12,918          15,488
Cumulative effect of change in accounting principle                      --              --              (912)           --
                                                                 ------------    ------------    ------------    ------------
Net income                                                             18,006          10,205          22,706          20,859
Preferred dividends                                                    (3,318)         (4,889)         (8,141)         (9,780)
Dividends paid on redeemed preferred stock                             (2,073)           --            (2,073)           --
(Premium)/discount and writeoff of original issuance costs on
     redemption                                                        (5,909)           --            (5,909)             17
                                                                 ------------    ------------    ------------    ------------
Net income available to Common Stockholders                      $      6,706           5,316           6,583          11,096
                                                                 ============    ============    ============    ============
Net income per diluted common share                              $       0.21    $       0.19    $       0.22    $       0.40
Diluted weighted avg common shares outstanding for
   calculation of EPS                                              31,662,622      27,600,788      30,114,060      27,624,147

OTHER DATA
Income before minority interest, discontinued operations and
     cumulative effect of change in accounting principle         $      5,819    $      3,950    $     11,355    $      6,572
Real estate depreciation and amortization                              15,146          12,191          29,539          23,640
Preferred dividends                                                    (3,318)         (4,889)         (8,141)         (9,780)
Dividends paid on redeemed preferred stock                             (2,073)           --            (2,073)           --
(Premium)/discount and writeoff of original issuance costs on
     redemption                                                        (5,909)           --            (5,909)             17
Income from discontinued operations                                    12,854           6,843          12,918          15,488
Gain on sale from discontinued operations                             (12,408)        (11,154)        (12,528)        (15,604)
Depreciation and amortization from discontinued operations                310           1,545             618           4,047
Adjustment to reflect FFO of unconsolidated operating JVs                 178             108             357             224
                                                                 ------------    ------------    ------------    ------------
FFO                                                              $     10,599    $      8,594    $     26,136    $     24,604
Amortization of deferred financing fees                                   800             774           1,600           1,577
Non-real estate depreciation                                              343             350             699             694
Adjustments for SFAS No. 13 and SFAS No. 141 rents                     (2,199)         (1,697)         (3,775)         (3,617)
Non-cash loss on early extinguishment of debt                            --              --                85            --
Provisions for impairment of real estate and non-real estate
     assets                                                              --             3,905            --             6,177
Capital reserve                                                        (4,120)         (4,789)         (8,185)        (10,666)
                                                                 ------------    ------------    ------------    ------------
AFFO                                                             $      5,423    $      7,137    $     16,560    $     18,769
                                                                 ============    ============    ============    ============
FFO per diluted common share                                     $       0.30    $       0.28    $       0.78    $       0.80
AFFO per diluted common share                                    $       0.16    $       0.23    $       0.50    $       0.61

Diluted weighted average common shares outstanding for
   calculation of FFO and AFFO per diluted common share            34,897,007      30,797,136      33,399,172      30,785,641


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GLENBOROUGH REALTY TRUST INCORPORATED
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                      GLENBOROUGH REALTY TRUST INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited; in thousands)

                                                                      JUN 30 04      DEC 31 03
                                                                     -----------    -----------
ASSETS
Rental properties, gross                                             $ 1,417,189    $ 1,392,147
Accumulated depreciation and amortization                               (205,461)      (187,370)
                                                                     -----------    -----------
Rental properties, net                                                 1,211,728      1,204,777
Properties held for sale (net of accumulated depreciation
    of $1,505 and $1,351 as of June 30, 2004 and
    December 31, 2003, respectively)                                       9,188          9,290
Investments in land and development                                      133,136         67,493
Investments in unconsolidated operating joint ventures                    12,133         12,211
Mortgage loans receivable                                                 26,399         40,323
Leasing and financing costs (net of accumulated amortization of
    $17,331 and $14,818 as of June 30, 2004 and December 31, 2003,
    respectively)                                                         25,932         26,246
Cash and cash equivalents                                                  7,719         18,992
Other assets                                                              25,698         25,907
                                                                     -----------    -----------
    Total assets                                                     $ 1,451,933    $ 1,405,239
                                                                     ===========    ===========
LIABILITIES
Mortgage loans                                                       $   709,005    $   649,325
Unsecured bank line of credit                                             85,389         89,941
Other liabilities                                                         33,190         37,159
                                                                     -----------    -----------
    Total liabilities                                                    827,584        776,425
                                                                     -----------    -----------
MINORITY INTEREST                                                         38,746         36,969

STOCKHOLDERS' EQUITY
Common stock                                                                  32             28
Preferred stock                                                                7             10
Additional paid-in capital                                               789,655        779,627
Deferred compensation                                                     (4,920)        (2,977)
Distributions in excess of accumulated earnings                         (199,171)      (184,843)
                                                                     -----------    -----------
    Total stockholders' equity                                           585,603        591,845
                                                                     -----------    -----------
    Total liabilities and stockholders' equity                       $ 1,451,933    $ 1,405,239
                                                                     ===========    ===========


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GLENBOROUGH REALTY TRUST INCORPORATED
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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including (i) quotes attributable to Mr. Batinovich in which he states that upgrading Glenborough's portfolio is a Company goal and that the 1100 17th Street building is a high demand location with a diversified tenant base that should outperform the Cameron Run building the Company sold; (ii) the statement that the first quarter stock offering improves cash flow and the Company's capital structure while it increases the Company's fixed charge coverage ratio and dividend payout ratios; and (iii) the statement that the Company believes 2004 Funds From Operations for the third and fourth quarters will be in the range of $0.49 to $0.51 per share each quarter. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough's expectations include:

o The failure of the economy to continue its expansion; o The failure of the economy to generate continued job growth; o The failure of the office market to recover with a growing economy;

o The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition;

o Glenborough's ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

o    Changes in market rates for office space leases;

o    Unanticipated increases in operating expenses;

o Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, particularly in the Company's core markets;

o Glenborough's ability to generate revenues at expected levels from sources other than real estate operations;

o Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough's ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and


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o    Other risks detailed from time to time in Glenborough's filings with the
     SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. Glenborough assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FUNDS FROM OPERATIONS, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our operating performance or as an alternative to cash flows from operating, investing and financing activities (determined in accordance with GAAP) as a measure of liquidity. FFO does not necessarily indicate that cash flows will be sufficient to fund all of our cash needs including principal amortization, capital improvements and dividends to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in October 1999, as amended.

ADJUSTED FUNDS FROM OPERATIONS, or AFFO, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs and gains from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures intended to extend the useful life of the property, plus non cash losses on early extinguishment of debt and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs which, together with FFO, net income, and cash flows, provides investors with an additional basis to evaluate the ability of a REIT to


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incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. AFFO should not be considered an alternative to net income (computed in accordance with GAAP) as a measure of our operating performance or as an alternative to cash flow from operating activities (computed in accordance with GAAP) as a measure of our liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of our cash needs. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.



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